Exhibit 99.1

Company Contact:

John Keating

Senior Vice President, Corporate Development; Interim CFO

408-952-4434

Moriah Shilton

Investor Relations

408-952-4356

Tessera Receives Right To Appeal Notice in ‘419 Patent Re-exam

- Tessera Permitted to Appeal PTO Decision by Oct. 17, 2008 -

SAN JOSE, Calif. – Sept. 18, 2008 – Tessera Technologies, Inc. (Nasdaq: TSRA), a provider of transformational technologies that enable innovation in next-generation electronics, today announced the U.S. Patent and Trademark Office (PTO) on Sept. 17, 2008, issued a Right of Appeal Notice in the ongoing inter partes reexamination of Tessera’s U.S. Patent No. 6,433,419 (the ‘419 patent), withdrawing one of the prior rejections and maintaining other prior rejections of the claims under reexamination. The patent relates to semiconductor packaging technologies used in a variety of applications.

The reexamination proceedings now move on to the Board of Patent Appeals and Interferences, after which they may go back to the examiners, or proceed to further appeal in the United States Court of Appeals for the Federal Circuit. Typically, these appellate procedures can take many years to be resolved. The claims of a patent undergoing reexamination remain valid until a reexamination certificate cancelling the claims is issued. A certificate can only be issued after all appeals have been exhausted.

“We look forward to addressing what we believe are significant procedural and substantive errors on which the examiners’ decisions were based,” stated Henry R. “Hank” Nothhaft, president and chief executive officer, Tessera. “These include grounding the entire proceedings on claim constructions that conflict fundamentally with those issued by the United States Federal Courts and the United States International Trade Commission in prior actions, and refusing to consider certain papers and evidence submitted by Tessera.”

Tessera has asserted the ‘419 patent in prior legal actions and is asserting the patent in certain of its pending actions, and in none of them has any court or commission suggested application of the PTO’s unique claim construction.

About Tessera

Tessera Technologies, Inc. provides industry-leading manufacturers with transformational technologies that enable next-generation electronics, optics and imaging solutions. The company licenses its innovations, as well as delivers products based on these innovations to promote the development of the supply chain infrastructure, thus enabling manufacturers to get the right product to market, at the right time. Tessera is headquartered in San Jose, California. For information call 1.408.894.0700 or go to www.tessera.com.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, include more information about factors that could affect the company’s financial results.

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Tessera, the Tessera logo, OptiML, µPILR, SHELLCASE and FotoNation are trademarks or registered trademarks of Tessera Inc. or its affiliated companies in the United States and other countries.

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